EXHIBIT 10.a

EXECUTION COPY

CROWN HOLDINGS, INC.

ISSUANCE BY

CROWN EUROPEAN HOLDINGS SA

OF

€110,000,000 6 1/4% First Priority Senior Secured Notes due 2011

Purchase Agreement

New York, New York

September 15, 2004

Citigroup Global Markets Inc.

Lehman Brothers Inc.

      As Representatives of the several Initial

      Purchasers named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Crown Holdings, Inc., a Pennsylvania corporation (“Holdings”), and the indirect parent company of Crown European Holdings SA, a société anonyme organized under the laws of France (the “Company”), proposes that the Company issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Citigroup Global Markets Inc. (“Citigroup”) and Lehman Brothers Inc. (the “Representatives”) are acting as representatives, €110,000,000 aggregate principal amount of its 6-1/4% First Priority Senior Secured Notes due 2011 (the “Notes”). The Notes will be issued pursuant to an indenture dated as of September 1, 2004 (the “Indenture”) among the Company, Holdings, as guarantor, the other guarantors named in Schedule II hereto (together with Holdings, the “Guarantors” and, together with the Company, the “Issuers”) and Wells Fargo Bank N.A., as trustee (the “Trustee”). The Notes will have the benefit of the guarantees (the “Note Guarantees” and, together with the Notes, the “Securities”) provided for in the Indenture. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

Holders of the Securities will also have the benefit of a registration rights agreement to be dated as of October 6, 2004 (the “Registration Rights Agreement”) among the

Issuers and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Issuers will agree to register the Securities under the Act subject to the terms and conditions therein specified.

Pursuant to the Security Documents (as defined in the Indenture), which include the Intercreditor Agreements (as defined in the Indenture), the Securities will be secured by a first priority lien on the Collateral (as defined in the Indenture), subject to certain exceptions and otherwise in accordance with the terms of the Indenture and the Security Documents and as described in the Final Memorandum (as defined below); provided that, to the extent applicable French, German or other applicable law does not recognize the concept of first, second or third priority liens with respect to the assets securing the Notes located in France, Germany or any other country, the Security Documents will provide that holders of Notes and other creditors secured by a lien over such assets will have pari passu security interests as a matter of applicable law, the order of priority among the holders of Notes and such other creditors being determined pursuant to the Euro Intercreditor Agreement (as defined in the Indenture). In addition, the Trustee, on behalf of the holders of the Securities, has entered into the Proceeds Sharing Agreement (as defined in the Indenture).

This Agreement, the Securities, the Indenture, the Registration Rights Agreement, the Security Documents, the Proceeds Sharing Agreement and the agreements and instruments to which Holdings or any of its subsidiaries is a signatory relating to the issuance of the Notes contemplated hereby, collectively are referred to herein as the “Transaction Documents”.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Issuers have prepared a final offering memorandum dated September 15, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). The Final Memorandum sets forth certain information concerning the Issuers and the Securities. The Issuers hereby confirm that they have authorized the use of the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act which is incorporated by reference therein.

1. Representations and Warranties. The Issuers, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.

(a) At the Execution Time and on the Closing Date (as defined below), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to the information contained in or omitted from the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers specifically for inclusion therein.

(b) None of the Issuers or their respective Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers as to which the Issuers make no representation or warranty), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers, in each case, in the manner contemplated by this Agreement, to register any of the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

(c) None of the Issuers or their respective Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers as to which the Issuers make no representation or warranty), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e) None of the Issuers or their respective Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers as to which the Issuers make no representation or warranty), has engaged in any “directed selling efforts” with respect to the Securities, and each of the Issuers and their respective Affiliates has complied with the “offering restrictions” requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(f) No securities of any of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as any of the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(g) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(h) Application will be made prior to the Closing Date to list the Notes on the Luxembourg Stock Exchange. The Issuers will use their best efforts to have the Notes approved for trading on the Luxembourg Stock Exchange.

(i) None of the Issuers or their respective subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum none of them will be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.

(j) Holdings is subject to the reporting requirements of, and has timely filed all material required to be filed by it pursuant to, Section 13 or Section 15(d) of the Exchange Act.

(k) None of the Issuers or their respective Affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of any of them (except as contemplated by this Agreement).

(l) None of the Issuers or their respective Affiliates has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of any of them to facilitate the sale or resale of the Securities.

(m) The information to be provided by the Issuers pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(n) The statements set forth or referenced under the headings “Crown’s Business—Legal Proceedings”, “Description of Certain Indebtedness”, “Description of the Notes”, “Registered Exchange Offer; Registration Rights” and “Certain Tax Considerations” in the Final Memorandum fairly summarize the matters therein described.

(o) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which Holdings believes to be reliable and accurate in all material respects.

(p) There are no contracts, agreements or other documents or pending legal or governmental proceedings to which any of the Issuers or their respective subsidiaries is a party or any property of any of the Issuers or their respective subsidiaries is subject that would be required to be described in a prospectus under the Act that have not been described in the Final Memorandum (exclusive of any amendment or supplement thereto). The contracts, agreements and other documents so described in the Final Memorandum are in full force and effect on the date of this Agreement. None of the Issuers or their respective subsidiaries or, to the knowledge of any Issuer, any other party is in breach of or default under any such contracts, agreements or other documents, other than a breach or default that would not reasonably be expected to have a material adverse effect on (i) the issue and sale of the Securities or the consummation of the other transactions contemplated by the Transaction Documents or (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, individually, or of Holdings and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

(q) Holdings and each of its subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction in which it is organized, with full corporate or other statutory power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Final Memorandum. Holdings and each of its subsidiaries is duly qualified to do business as a foreign corporation or other legal entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to do so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(r) Holdings does not have any material subsidiaries other than (i) the Company, (ii) the other Guarantors and (iii) the subsidiaries listed on Schedule III hereto. All the outstanding shares of capital stock of each subsidiary of Holdings have been duly and validly authorized and issued and are fully paid and, where applicable, nonassessable, and, except as set forth on Schedule III hereto or as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of such subsidiaries are owned by Holdings, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for any such perfected security interests, or other security interests, claims, liens or encumbrances described in the Final Memorandum or that would not reasonably be expected to result in a Material Adverse Effect or an Event of Default (as defined in the Indenture).

(s) Holdings’ capitalization is as set forth in the “Actual” column of the table set forth under the heading “Capitalization” in the Final Memorandum. On the Closing Date, Holdings’ capitalization will be consistent in all material respects with the “As Adjusted” column of the table set forth under the heading “Capitalization” in the Final Memorandum.

(t) At the time each Issuer becomes a party to this Agreement, this Agreement shall have been duly authorized, executed and delivered by each such Issuer and, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, will constitute the legal, valid and binding obligation of each such Issuer, enforceable against such Issuer in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity).

(u) The Indenture has been duly authorized, executed and delivered by each of the Issuers and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes the legal, valid and binding instrument of each of the Issuers, enforceable against each of the Issuers in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity). The Indenture meets the requirements for qualification under the Trust Indenture Act.

(v) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity).

(w) The Note Guarantees have been duly authorized, executed and delivered by the Guarantors and constitute legal, valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity).

(x) The Registration Rights Agreement has been duly authorized by each of the Issuers and, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, when executed and delivered by each of the Issuers, will constitute the legal, valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity).

(y) No holder of securities of any of the Issuers will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(z) Each of the Intercreditor Agreements has been duly authorized, executed and delivered by the Issuers party thereto and, assuming the due authorization, execution and delivery thereof by each of the other parties thereto, constitute legal, valid and binding obligations of each such Issuer, enforceable against each such Issuer in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity).

(aa) Each of the Security Documents executed prior to the date hereof has been duly authorized by the Issuers party thereto and, assuming the due authorization, execution and delivery thereof by each of the other parties thereto, constitutes a legal, valid and binding obligation of each such Issuer, and any Security Documents (or amendments to existing Security Documents which will be executed on or prior to the Closing Date) will be duly authorized, executed and delivered by each Issuer party thereto and assuming the due authorization, execution and delivery thereof by the other parties thereto, when executed and delivered by each such Issuer, will constitute legal, valid and binding obligations of each such Issuer, in each case enforceable against each such Issuer in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity).

(bb) The Security Documents (and any amendments thereto executed on or prior to the Closing Date), once executed and delivered, will create, in favor of the Trustee for the benefit of the Trustee and the holders of the Notes, a valid and enforceable, and upon the filing or recording of the appropriate financing statements, mortgages, the Security Documents, any required notices and similar instruments with the appropriate governmental authorities (and the payment of the appropriate filing or recording fees and any applicable taxes) and the delivery of the applicable documents to the Collateral Agent (as defined in the Indenture) in accordance with the provisions of the Security Documents, a perfected security interest in all Collateral, superior to and prior to the Liens (as defined in the Indenture) of all third persons other than the Liens securing Holdings’ and its subsidiaries obligations with the Senior Credit Facility and subject to no other Liens other than Permitted Collateral Liens (as defined in the Indenture), it being understood that for French, German and other non-U.S. assets secured by a Lien, the holders of the Notes will have their priority on the Liens over such assets effectively enforced pursuant to the Euro Intercreditor Agreement.

(cc) Each other Transaction Document has been duly authorized by each Issuer a party thereto and, assuming the due authorization, execution and delivery thereof by the other parties thereto, when executed and delivered by each such Issuer will constitute the legal, valid and binding obligation of each such Issuer, enforceable against each such Issuer in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity).

(dd) The documents (or portions thereof) incorporated by reference in the Final Memorandum, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ee) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by any of the Transaction Documents, except (i) in the case of compliance with the terms of the Registration Rights Agreement such as will be obtained under the Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any state in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement and (iii) such filings and recordings with governmental authorities as may be required to record or perfect liens under the Security Documents, and except where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect.

(ff) None of the execution and delivery by any of the Issuers party thereto of any of the Transaction Documents, the issue and sale of the Securities, the consummation of the other transactions contemplated by the Transaction Documents will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers or their respective subsidiaries pursuant to (i) the organizational documents of Holdings or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Holdings or any of its subsidiaries is a party or bound or to which any property or assets of Holdings or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Holdings or any of its subsidiaries or any property or assets of Holdings or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Holdings or any of its subsidiaries or property or assets of any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect or to materially adversely affect the rights of the holders of the Securities or of the Initial Purchasers under the Transaction Documents.

(gg) The consolidated historical financial statements and schedules of Holdings and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of Holdings and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected historical financial data set forth under the caption “Selected Historical Financial Data” in the Final Memorandum comply as to form in all material respects with the applicable requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial data set forth under the caption “Summary—Summary Historical and Pro Forma Consolidated Condensed Financial Data” in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein. The pro forma financial data included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical amounts in the pro forma financial data included in the Final Memorandum. The pro forma adjustments have been properly applied to the historical amounts in the compilation of such data.

(hh) Other than as set forth in the Final Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or any of its subsidiaries or any property or assets of Holdings or any of its subsidiaries is pending or, to the knowledge of Holdings, threatened that would reasonably be expected to have a Material Adverse Effect.

(ii) Holdings and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. Holdings and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its material properties and assets, except for minor defects that do not interfere with its ability to conduct its business as currently conducted or utilize such properties and assets for their intended purposes, and except where failure to have such title, leasehold interests, easements or other limited property interests or licenses to use, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All material properties and assets of Holdings and its subsidiaries are free and clear of all liens, charges, encumbrances or restrictions, except (i) in the case of any such material properties and assets that constitute Collateral, Permitted Collateral Liens (as defined in the Indenture) and (ii) in the case of any such material properties and assets that do not constitute Collateral, Permitted Liens (as defined in the Indenture). Each of the Issuers and their respective subsidiaries has good and marketable title to all personal property it purports to own (including, without limitation, all Collateral), except (i) in the case of any such material personal property that constitutes Collateral, Permitted Collateral Liens and (ii) in the case of any such material personal property that does not constitute Collateral, Permitted Liens. None of Holdings or its subsidiaries has any real property, personal property or other assets that would constitute Collateral under the Security Documents that will not constitute Collateral under the Security Documents as of the Closing Date.

(jj) None of the Issuers has received any written notice, or has any knowledge, of any existing or contemplated condemnation proceeding affecting all or any portion of the material real property, material fixtures and leasehold estates in real property or fixtures that constitutes Collateral under the Security Documents (the “Mortgaged Property”) that remains unresolved, or of any sale or disposition thereof in lieu of condemnation.

(kk) Neither Holdings nor any of its subsidiaries is in violation or default of (i) any provision of its organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property or assets is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to it or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any such subsidiaries or any of their respective property or assets, except, in the case of clauses (ii) and (iii) above, for any such violation or default which would not reasonably be expected to have a Material Adverse Effect.

(ll) PricewaterhouseCoopers LLP, who have certified certain financial statements of Holdings and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, are independent public accountants with respect to Holdings within the meaning of the Act and the Exchange Act and the related published rules and regulations thereunder.

(mm) Holdings and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect). Holdings and each of its subsidiaries has paid all taxes required to be paid by it as shown in such return and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(nn) No labor problem or dispute with the employees of Holdings or any of its subsidiaries exists or is threatened or imminent, and there is no existing or imminent labor disturbance or collective bargaining activities by the employees of Holdings or any of its subsidiaries or, to the knowledge of any of the Issuers, by the employees of any of the principal suppliers, contractors or customers of Holdings or any of its subsidiaries, in each case, that would have a Material Adverse Effect.

(oo) Holdings and each of its subsidiaries, except as disclosed in the Final Memorandum, or to the extent it would not reasonably be expected to have a Material Adverse Effect, is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring Holdings or any of its subsidiaries or the businesses, assets, employees, officers and directors of Holdings or any of its subsidiaries are in full force and effect. Holdings and each of its subsidiaries is in compliance with the terms of such policies and instruments in all material respects. There are no claims by Holdings or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims which, if successfully denied, would not reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Neither Holdings nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(pp) No subsidiary of Holdings is prohibited, directly or indirectly, from paying any dividends on such subsidiary’s capital stock, from making any other distribution on such subsidiary’s capital stock, from repaying to Holdings or any other subsidiary of Holdings any loans or advances to such subsidiary from Holdings or such other subsidiary or from transferring any of such subsidiary’s property or assets to Holdings or any other subsidiary of Holdings, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

(qq) Holdings and each of its subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their respective businesses as described in the Final Memorandum, except where the failure to own or possess such licenses or other rights to use such patents, trademarks, service marks, trade names, copyrights and know-how would not reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, could have a Material Adverse Effect.

(rr) Holdings and each of its subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such licenses, certificates, permits or other authorizations would not reasonably be expected to have a Material Adverse Effect, and neither Holdings nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ss) Holdings and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(tt) (i) Holdings and each of its subsidiaries is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations and rules of common law relating to pollution or the protection of the environment, natural resources or occupational health and safety, including without limitation those relating to the release or threat of release of Hazardous Materials (“Environmental Laws”); (ii) Holdings and each of its subsidiaries has received and is in compliance in all material respects with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses as currently conducted; (iii) neither Holdings nor any of its subsidiaries has received written notice of any actual or potential liability for the investigation or remediation of any Hazardous Materials; (iv) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of any of the Issuers, threatened against Holdings or any of its subsidiaries under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by Holdings or any of its subsidiaries; (vi) neither Holdings nor any of its subsidiaries is subject to any order, decree, consent, settlement or agreement requiring, or is otherwise obligated or required to perform, any response or corrective action relating to any Hazardous Materials; (vii) neither Holdings nor any of its subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state or foreign law; (viii) no property or facility of Holdings or any of its subsidiaries is (x) listed or, to the knowledge of the Issuers, proposed for listing on the National Priorities List under CERCLA or (y) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority; and (ix) there are no past or present actions, events, operations or activities which would reasonably be expected to prevent or interfere with compliance by Holdings or any of its subsidiaries with any applicable Environmental Law or result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law, except, in the case of each of clauses (i) through (ix) above, as (A) described in the Final Memorandum (exclusive of any amendment or supplement thereto) or (B) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any hazardous or toxic substance, chemical, material, pollutant, waste, contaminant or constituent, which is subject to regulation under or could give rise to liability under any Environmental Law.

(uu) In the ordinary course of its business, Holdings periodically reviews the effect of Environmental Laws on the business, operations and properties of Holdings and its subsidiaries, in the course of which it seeks to identify and evaluate associated costs and liabilities. On the basis of such review, and except as described in the Final Memorandum, Holdings does not reasonably expect that such associated costs and liabilities would, singly or in the aggregate, have a Material Adverse Effect.

(vv) Holdings and each of its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of any of the Issuers or their respective subsidiaries are eligible to participate, and each such plan is, and on the Closing Date will be, in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither Holdings nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) under Title IV of ERISA.

(ww) None of the Issuers or any of their respective Affiliates or any director, officer, agent or employee of any of the Issuers or their respective Affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xx) Except as disclosed in the Final Memorandum, no income, stamp or other taxes or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under applicable law in France, the United States or any other jurisdiction of incorporation, organization or formation, as the case may be, or tax residency of any of the Issuers, imposed, assessed, levied or collected by any Federal, state, local or foreign governmental taxing authority on or in respect of principal, interest, premiums and penalties or other amounts payable under the Securities, or on account of the issue and sale by the Issuers of the Securities or the execution, delivery or performance of this Agreement, the Indenture, the Security Documents or the Registration Rights Agreement or any payments hereunder or thereunder.

(yy) None of the Issuers or any property or assets of any of the Issuers has any immunity from jurisdiction of any court or from any legal process.

(zz) After giving effect to savings clauses in the Transaction Documents that limit the liability of Issuers in certain cases, the fair value and present fair saleable value of the assets of each of the Issuers and their respective subsidiaries exceeds, and immediately after the consummation of the issue and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents will exceed, the sum of its stated liabilities and identified contingent liabilities. After giving effect to savings clauses in the Transaction Documents that limit the liability of Issuers in certain cases, none of the Issuers or their respective subsidiaries is, and immediately after the consummation of the issue and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents:

(i) none of them will be, (x) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (y) unable to pay its debts (contingent or otherwise) as they mature or (z) otherwise insolvent; and

(ii) neither Holdings nor any of its subsidiaries:

(A) is or will be subject to any proceedings for its administration (redressement judiciaire), is or will be subject to a plan for the transfer of the whole or part of its business, or is or will be subject to liquidation (liquidation judiciaire) and no claim has been requesting implementation of such proceedings;

(B) is or will be subject to the administration of a court appointed mediator (conciliateur), judicial condition, compulsory manager, receiver (administrateur judiciaire), administrator, liquidator (liquidateur judiciaire) or other similar office (mandataire ad hoc), and no request has been filed and no negotiations are envisaged for the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of Holdings or any subsidiary;

(C) is or will be unable to settle its debts (contingent or otherwise) (passif exigible) with realizable assets (en état de cessation des paiements) within the meaning of article L 621-1 of the French Commercial Code or admits in writing its inability to pay its debts as they fall due;

(D) is or will be subject to amicable arrangement proceedings (procédure de règlement amiable), within the meaning of article L. 611-3 of the French Commercial Code; and

(E) has or will commence negotiations with any of its creditors with a view to the general readjustment or rescheduling of any of its indebtedness or has made a general assignment for the benefit of any of its creditors and/or has entered into any settlement agreement or amicable arrangement with any of its creditors (transactions, accord ou réglement amiable), or stops, suspends payment of all or substantially all of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

(aaa) None of the Issuers or their respective Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers as to which the Issuers make no representation or warranty), has offered or sold or will offer or sell, directly or indirectly, any Notes to the public in the Republic of France or has distributed or caused to be distributed or will distribute or cause to be distributed to the public in the Republic of France the Final Memorandum or any other offering material relating to the Notes, and such offers, sales and distributions will be made in France only to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-1 and L.411-2 of the French Code Monétaire et Financier and Decree no. 98-880 dated 1 October 1998.

Any certificate signed by any officer of any of the Issuers and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to this Agreement shall be deemed a representation and warranty by such Issuer, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, if any, from September 1, 2004 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on October 6, 2004, or at such time on such later date (not later than October 14, 2004) as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Initial Purchasers for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream, Luxembourg”), or their designated custodian, unless the Initial Purchasers shall otherwise instruct.

4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

(b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

(c) The Securities to be purchased by it on the Closing Date are subject to the terms of the Proceeds Sharing Agreement.

5. Agreements. The Issuers, jointly and severally, agree with each Initial Purchaser that:

(a) The Issuers will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request and the Final Memorandum as so delivered shall be in form and substance reasonably satisfactory to Citigroup.

(b) The Issuers will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of each Initial Purchaser; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Issuers will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Issuers have furnished the Initial Purchasers with a copy of such document for their review and the Initial Purchasers have not reasonably objected to the filing of such document. The Issuers will promptly advise the Initial Purchasers when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

(c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuers promptly (i) will notify the Initial Purchasers of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d) To the extent an Issuer may do so under applicable law, the Issuers will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall any Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to execute a general consent to service of process in any jurisdiction with respect to which such a consent has not been previously executed or to subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this paragraph. The Issuers will promptly advise the Initial Purchasers of the receipt by any Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) The Issuers will not, and will not permit any of their respective Affiliates to, resell any Securities that have been acquired by any of them.

(f) None of the Issuers or their respective Affiliates, or any person acting on behalf of any of them, will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(g) None of the Issuers or their respective Affiliates, or any person acting on behalf of any of them, will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each Issuer will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time, of such restricted securities.

(i) None of the Issuers or their respective Affiliates, or any person acting on behalf of any of them, will engage in any “directed selling efforts” with respect to the Securities, and each of them will comply with the “offering restrictions” requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(j) The Issuers will cooperate with the Initial Purchasers and use their respective reasonable best efforts to permit the Notes to be eligible for clearance and settlement through Euroclear and Clearstream, Luxembourg. The Issuers will cooperate with the Initial Purchasers and use their respective reasonable best efforts to permit the Notes to be approved for trading on the Luxembourg Stock Exchange.

(k) The Issuers will not for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Issuer or any Affiliate of any Issuer or any person in privity with any Issuer or any Affiliate of any Issuer), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by any Issuer (other than the Securities, notes under the Senior Credit Facility and inter-company notes).

(l) The Issuers will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Act or the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities.

(m) The Issuers, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Security Documents (or any amendments of existing Security Documents) and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee and the Collateral Agent; (ii) the preparation, printing or reproduction of the Final Memorandum and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Final Memorandum, and all amendments or supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Notes for trading on the Luxembourg Stock Exchange; (viii) the transportation and other expenses incurred by or on behalf of the Issuers’ representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Issuers’ accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (x) any appraisal or valuation performed in connection with the offering and sale of the Securities; (xi) compliance with the provisions of Section 6(n) hereof; and (xii) all other costs and expenses incident to the performance by the Issuers of their respective obligations hereunder.

(n) The Issuers will apply the proceeds from the offering and sale of the Securities as provided under the caption “Use of Proceeds” in the Final Memorandum.

(o) Holdings and the Company shall cause each other Guarantor to become a party to this Agreement prior to the Closing Date.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein at their respective times of execution of this Agreement, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions:

(a) The Issuers shall have requested and caused Dechert LLP, special United States counsel for the Issuers, to furnish to the Initial Purchasers their opinion, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit B hereto (with such modifications as shall be reasonably acceptable to the Initial Purchasers and their counsel); provided, however, that, to the extent appropriate and acceptable to the Initial Purchasers and their counsel, William T. Gallagher, General Counsel of Holdings, may furnish to the Initial Purchasers his opinion, dated the Closing Date and addressed to the Initial Purchasers, covering certain of the matters set forth in Exhibit B hereto. In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania, the State of New York, the Federal laws of the United States and the Delaware General Corporation Law, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuers and public officials.

(b) The Issuers shall have requested and caused Dechert LLP, special French counsel to the Issuers, to furnish to the Initial Purchasers their opinion, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit C hereto (with such modifications as shall be reasonably acceptable to the Initial Purchasers and their counsel). In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Republic of France, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuers and public officials.

(c) The Issuers shall have requested and caused one or more local counsel for the Issuers, reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, in each of Belgium, Canada, Germany, Mexico, Switzerland and the United Kingdom to furnish to the Initial Purchasers their opinion, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit D hereto (with such modifications as shall be reasonably acceptable to the Initial Purchasers and their counsel). In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of relevant Issuers.

(d) The Initial Purchasers shall have received from each of (i) Cahill Gordon & Reindel LLP, special United States counsel for the Initial Purchasers and (ii) Gide Loyrette Nouel, special French counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Holdings shall have furnished to the Initial Purchasers a certificate of Holdings and the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of each of Holdings and the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

(i) the representations and warranties of the Issuers in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuers have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, individually, or of Holdings and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

(f) At the Execution Time and at the Closing Date, Holdings shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Initial Purchasers letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, that they have performed a review of the unaudited interim financial information of Holdings and its consolidated subsidiaries for the six-month period ended June 30, 2004 and stating in effect that:

(i) in their opinion the audited financial statements included in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of Regulation S-X;

(ii) on the basis of a reading of the latest unaudited financial statements made available by Holdings; their limited review in accordance with the standards established under Statement on Auditing Standards No. 100 of the unaudited interim financial information for the six-month period ended June 30, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committees of Holdings; and inquiries of certain officials of Holdings who have responsibility for financial and accounting matters of Holdings and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included in the Final Memorandum (x) do not comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included in quarterly reports on Form 10-Q under the Exchange Act or (y) are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Final Memorandum;

(2) with respect to the period subsequent to June 30, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the total debt of Holdings and its consolidated subsidiaries or the capital stock of Holdings or decreases in the shareholders’ equity of Holdings or working capital of Holdings and its consolidated subsidiaries as compared with the amounts shown on the June 30, 2004 consolidated balance sheet included in the Final Memorandum, or for the period from July 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income before income taxes, minority interest and cumulative effect of a change in accounting or net income of Holdings and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Holdings as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; or

(3) the unaudited amounts of any capsule information included in the Final Memorandum do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Final Memorandum or do not conform with generally accepted accounting principles; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Holdings and its subsidiaries) included in the Final Memorandum agrees with the accounting records of Holdings and its consolidated subsidiaries, excluding any questions of legal interpretation.

References to the Final Memorandum in this Section 6(f) include any amendment or supplement thereto at the date of the applicable letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company or of Holdings and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of Citigroup, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

(h) Each of the Guarantors shall have executed a Notes Guarantee in form and substance satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(i) The Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement.

(j) All Security Documents shall have been executed by the respective parties thereto and shall be in form and substance satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(k) To the extent delivered in connection with the closing of the Senior Credit Facility and the concurrent issuance by the Company of €350,000,000 6- 1/4% First Priority Senior Secured Notes due 2011 (the “Existing Notes”), except to the extent Citigroup determines that delivery of the following is not necessary or appropriate in connection with perfection of the security interest in the Collateral securing the Notes, the Initial Purchasers, the Trustee and the Collateral Agent shall have received each of the following documents which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and the Collateral Agent and each of their respective counsel with respect to each Mortgaged Property and each other item of Collateral, as appropriate:

(i) all Mortgages (as defined in the Security Documents) (or amendments to existing Mortgages) in favor of either or both of the Trustee and the Collateral Agent, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such financing statements and other similar statements as are contemplated in respect of each such Mortgage by the local counsel opinion referred to in subparagraph (x) below, and any other instruments necessary to grant the interests purported to be granted by each such Mortgage under the laws of any applicable jurisdiction, which Mortgages and financing statements and other instruments shall be effective to create a lien on such Mortgaged Property in favor of either or both of the Trustee and Collateral Agent, as applicable, subject to no liens other than Permitted Collateral Liens;

(ii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall have been delivered to the Bank Agents in connection with the closing of the Senior Credit Facility and the Existing Notes in order for the owner or holder of the fee interest or leasehold interest to grant the lien contemplated by the Mortgage with respect to each Mortgaged Property;

(iii) with respect to each Mortgage, a policy of title insurance (or commitment to issue such a policy) insuring (or committing to insure) the lien of such Mortgage as a valid mortgage lien on the real property and fixtures described therein, with the priority described in the Final Memorandum, in respect of the Securities;

(iv) a survey with respect to each Mortgaged Property;

(v) policies or certificates of insurance;

(vi) Uniform Commercial Code, judgment, tax lien and intellectual property searches;

(vii) affidavits, certificates and instruments of indemnification;

(viii) copies of all leases and subleases;

(ix) any certificate of an officer of Holdings or any subsidiary of Holdings relating to the Collateral (which shall also be addressed to the Initial Purchasers and the Trustee); and

(x) opinions from all local and foreign counsel who delivered opinions to the Bank Agents in connection with the closing of the Senior Credit Facility and the Existing Notes (which opinions shall be addressed to the Initial Purchasers and the Trustee), which opinions shall address, with respect to the Collateral and the Securities, the matters addressed with respect to the Senior Credit Facility, and satisfactory to the Initial Purchasers, the Trustee and each of their respective counsel.

(l) Holdings shall have delivered a certificate, signed on behalf of Holdings by its Chairman of the Board or President and its principal financial or accounting officer to the effect that Holdings has performed, in all material respects, all covenants and agreements described in Section 6(k) and satisfied, in all material respects, all conditions on its part to be performed or satisfied thereunder.

(m) The Company shall have filed an application to list the Notes on the Luxembourg Stock Exchange, and the Notes shall be eligible for clearance and settlement through Euroclear and Clearstream, Luxembourg.

(n) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any debt securities of any of the Issuers by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o) Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Cahill Gordon & Reindel LLP, United States counsel for the Initial Purchasers, at 80 Pine Street, New York, New York 10005 or Augustine House, 6A Austin Friars, London, England, EC2N 2HA, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Issuers, jointly and severally, agree to reimburse the Initial Purchasers severally through Citigroup promptly after demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Issuers (other than the Company) jointly and severally agree, and the Company severally agrees, to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (or in any supplement or amendment thereto) or any information provided by any Issuer to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Initial Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

(b) Each Initial Purchaser severally and not jointly, agrees to indemnify and hold harmless each Issuer, each of its directors, each of its officers, and each person who controls an Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuers by or on behalf of such Initial Purchaser specifically for inclusion in the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Issuers acknowledge that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities, the disclosure on page (i) concerning stabilization, syndicate covering transactions and penalty bids and the paragraph related to stabilization, syndicate covering transactions and penalty bids under the heading “Plan of Distribution” in the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Final Memorandum (or in any amendment or supplement thereto).

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which one or more of the Issuers and the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Initial Purchasers on the other hand from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls an Issuer within the meaning of either the Act or the Exchange Act and each officer and director of an Issuer shall have the same rights to contribution as such Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (at the respective purchase prices set forth in Section 2 and in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuers. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement and no action taken under this paragraph shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of Citigroup, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any of Holdings’ securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on any such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of Citigroup, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuers or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 11 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; if sent to the Issuers, will be mailed, delivered or telefaxed to Crown Holdings, Inc., One Crown Way, Philadelphia, PA 19154-4599, Attention: General Counsel (fax no.: (215) 676-6011), with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, Attention: William G. Lawlor (fax no.: (215) 994-2222).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Bank Agents” shall mean the agents under the Senior Credit Facility.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean, the date and time that this Agreement is first executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Senior Credit Facility” shall mean the credit agreement dated as of September 1, 2004 by and among the Company, Crown Americas, Inc., and the guarantors party thereto and the agents and lenders from time to time party thereto.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

18. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, each Issuer (i) acknowledges that such Issuer has, or agrees that by the Closing Date such Issuer shall have, by separate written instrument, irrevocably designated and appointed CT Corporation System (“CT”) (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement, the Securities, the Indenture, the Security Documents and the Registration Rights Agreement that may be instituted in any federal or state court in the State of New York or brought under Federal or state securities laws, and acknowledges that CT has, or agrees that by the Closing Date CT shall have, accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon CT and written notices of said service to such Issuer in accordance with Section 12 hereof shall be deemed effective service of process upon such Issuer in any such suit or proceeding. Each Issuer further agrees to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT in full force and effect so long as any of the Securities shall be outstanding; provided, however, that such Issuer may, by written notice to the Initial Purchasers, designate such additional or alternative agent for service of process under this Section 18 that (i) maintains an office located in the Borough of Manhattan, City of New York in the State of New York and (ii) is either (x) counsel for such Issuer or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, City of New York, State of New York.

To the extent that any Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Agreement, the Securities, the Indenture, the Security Documents and the Registration Rights Agreement. In addition, each Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense,

29

or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Agreement, the Securities, the Indenture, the Securities Documents or the Registration Rights Agreement or the subject matter hereof or thereof may not be enforced in such courts.

The Issuers and the Initial Purchasers agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this section 18 shall affect the right of either Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against any Issuer or its property in the courts of any other jurisdictions.

19. Judgment Currency. The Issuers, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any loss incurred by such indemnified party as a result of any judgment or order being given or made in favor of such indemnified party for any amount due under this Agreement and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than euros, and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such indemnified party on the date of payment of such judgment or order is able to purchase euros with the amount of the Judgment Currency actually received by such indemnified party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, euros.

20. In accordance with Section 5(k) of the purchase agreement dated August 11, 2004, relating to the issuance of the Existing Notes, each of the Initial Purchasers in its capacity as an initial purchaser under such purchase agreement hereby consents to the issuance of the Notes.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Issuers and the several Initial Purchasers.

Very truly yours,

Crown Holdings, Inc.

By:	/s/ John Conway
Name:	John Conway
Title:	Chairman of the Board

Attest:

By:	/s/ William T. Gallagher
Name:	William T. Gallagher
Title:	Sr. Vice President and Secretary

Crown European Holdings SA

By:	/s/ William R. Apted
Name:	William R. Apted
Title:	Président and Directeur Général

GUARANTORS:

United States:

Central States Can Co. of Puerto Rico, Inc.
CROWN Americas, Inc.
CROWN Beverage Packaging Puerto Rico, Inc.
Crown Consultants, Inc.
Crown Cork & Seal Company (DE), LLC
Crown Cork & Seal Company, Inc.
Crown Financial Corporation
Crown Financial Management, Inc.
Crown International Holdings, Inc.
Crown New Delaware Holdings, Inc.
CROWN Packaging Technology, Inc.
Foreign Manufacturers Finance Corporation
NWR, Inc.

By	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President & Treasurer

Executed September , 2004

Crown Beverage Packaging, Inc.

By	/s/ Patrick D. Szmyt
Patrick D. Szmyt
Vice President & CFO

Executed September , 2004

CROWN Cork & Seal USA, Inc.

By	/s/ Patrick D. Szmyt
Patrick D. Szmyt
Sr. Vice President & CFO

Executed September , 2004

CROWN Risdon USA, Inc.

By	/s/ Stephen Pearlman
Stephen Pearlman
President

Executed September , 2004

CROWN Zeller USA, Inc.

By	/s/ Joseph R. Pierce
Joseph R. Pierce
President

Executed September , 2004

Crown Holdings (PA), LLC

By	/s/ Michael B. Burns
Michael B. Burns
Vice President and Treasurer

Executed September , 2004

Crown Cork & Seal Company (PA), Inc.

By	/s/ Timothy J. Donahue
Timothy J. Donahue
Vice President and Treasurer

Executed September , 2004

Belgium:

Crown Verpakking België NV

By	/s/ Howard Lomax
Name:	Howard Lomax
Title:	Director

By	/s/ William Apted
Name:	William Apted
Title:	Director

Executed September , 2004

Canada:

889273 Ontario Inc.

By	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Vice President and Secretary

Executed September , 2004

CROWN Risdon Canada Inc.

By	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Vice President and Secretary

Executed September , 2004

CROWN Zeller Plastic Closures Canada Inc.

By	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Vice President and Secretary

Executed September , 2004

Crown Canadian Holdings ULC

By	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Vice President Finance and Secretary

Executed September , 2004

CROWN Metal Packaging Canada LP, by its general partner, CROWN Metal Packaging Canada Inc.

By	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Vice President Finance and Secretary

Executed September , 2004

CROWN Metal Packaging Canada Inc.

By	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Vice President Finance and Secretary

Executed September , 2004

3079939 Nova Scotia Company

By	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Vice President and Secretary

Executed September , 2004

France:

CROWN Zeller France SAS

By	/s/ Howard Lomax
Name:	Howard Lomax
Title:	Directeur Général

Executed September , 2004

Societe de Participations CarnaudMetalbox SAS

By	/s/ Howard Lomax
Name:	Howard Lomax
Title:	Président

Executed September , 2004

CROWN Astra SAS

By	/s/ Howard Lomax
Name:	Howard Lomax
Title:	Directeur Général

Executed September , 2004

CROWN Polyflex SAS

By	/s/ Howard Lomax
Name:	Howard Lomax
Title:	Directeur Général

Executed September , 2004

CROWN Bevcan France SAS

By	/s/ Howard Lomax
Name:	Howard Lomax
Title:	Directeur Général

Executed September , 2004

CROWN Emballage France SAS

By	/s/ Howard Lomax
Name:	Howard Lomax
Title:	Directeur Général

Executed September , 2004

Crown Developpement SAS

By	/s/ Howard Lomax
Name:	Howard Lomax
Title:	Co-Gérant

Executed September , 2004

Germany:

CROWN Verpackungen Deutschland GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

Crown Bender GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

CROWN Nahrungsmitteldosen Deutschland GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

CROWN Verschlusse Deutschland GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

CROWN Speciality Packaging Deutschland GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

CROWN Nahrungsmitteldosen GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

CROWN Zeller Deutschland GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

CROWN Raku GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

CROWN Zeller Engineering GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

Crown Cork & Seal Deutschland
Holdings GmbH

By	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	On the Basis of a Power-of-Attorney

Executed September , 2004

Mexico:

CROWN Envases Mexico, S.A. de C.V.

By	/s/ Luis Alonso Ruiz Shelley
Name:	Luis Alonso Ruiz Shelley
Title:	Legal Representative

Executed September 15, 2004

CROWN Zeller Mexico, S.A. de C.V.

By	/s/ Gerardo Orta Gutierrez
Name:	Gerardo Orta Gutierrez
Title:	Attorney in Fact

Executed September , 2004

CROWN Mexican Holdings, S. de R.L. de C.V.

By	/s/ Luis Alonso Ruiz Shelley
Name:	Luis Alonso Ruiz Shelley
Title:	Legal Representative

Executed September 15, 2004

Switzerland:

Crown Obrist AG (Switzerland)

By	/s/ John Davidson
Name:	John Davidson
Title:	Attorney in Fact

Executed September , 2004

CROWN Vogel AG

By	/s/ John Davidson
Name:	John Davidson
Title:	Attorney in Fact

Executed September , 2004

United Kingdom:

Crown UK Holdings Limited

By	/s/ John Davidson
Name:	John Davidson
Title:	Director

Executed September , 2004

CarnaudMetalbox Overseas Limited

By	/s/ John Davidson
Name:	John Davidson
Title:	Corporate Director for
CarnaudMetalbox Group UK Limited

Executed September , 2004

Crown Cork & Seal Finance PLC

By	/s/ Alan Rutherford
Name:	Alan Rutherford
Title:	Director

Executed September , 2004

CROWN Packaging UK PLC

By	/s/ John Davidson
Name:	John Davidson
Title:	Director

Executed September , 2004

CROWN UCP plc

By	/s/ Chris Harrison
Name:	Chris Harrison
Title:

Executed September , 2004

CarnaudMetalbox Engineering PLC

By	/s/ William Jowitt
Name:	William Jowitt
Title:	Director

Executed September , 2004

CROWN Massmould Ltd.

By	/s/ Chris Harrison
Name:	Chris Harrison
Title:	Director

Executed September , 2004

CROWN Speciality Packaging UK plc

By	/s/ John Davidson
Name:	John Davidson
Title:	Director

Executed September , 2004

CarnaudMetalbox Group UK Limited

By	/s/ John Davidson
Name:	John Davidson
Title:	Director

Executed September , 2004

CROWN Aerosols UK Limited

By	/s/ Alan Rutherford
Name:	Alan Rutherford
Title:	Director

Executed September , 2004

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Lehman Brothers Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ Whitner Marshall
Name:	Whitner Marshall
Title:	Director

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to Be Purchased
Citigroup Global Markets Inc.	€77,000,000
Lehman Brothers Inc.	16,500,000
ABN AMRO Incorporated	5,500,000
BNP Paribas	5,500,000
CALYON	5,500,000

Total	€110,000,000

SCHEDULE II

Guarantors	Jurisdiction of Formation
United States
CROWN Americas, Inc.	PA
Central States Can Co. of Puerto Rico, Inc.	OH
CROWN Beverage Packaging Puerto Rico, Inc.	DE
Crown Consultants, Inc.	PA
Crown Cork & Seal Company (DE), LLC	DE
Crown Cork & Seal Company, Inc.	PA
Crown Financial Corporation	PA
Crown Financial Management, Inc.	DE
Crown International Holdings, Inc.	DE
Crown New Delaware Holdings, Inc.	DE
CROWN Packaging Technology, Inc.	DE
Foreign Manufacturers Finance Corporation	DE
NWR, Inc.	PA
Crown Beverage Packaging, Inc.	DE
CROWN Cork & Seal USA, Inc.	DE
CROWN Risdon USA, Inc.	DE
CROWN Zeller USA, Inc.	DE
Crown Cork & Seal Company (PA), Inc.	PA
Crown Holdings (PA), LLC	PA

Belgium
Crown Verpakking België NV	Belgium

Canada
889273 Ontario Inc.	Canada
CROWN Risdon Canada Inc.	Canada
CROWN Zeller Plastic Closures Canada Inc.	Canada
Crown Canadian Holdings ULC	Canada
CROWN Metal Packaging Canada LP	Canada
CROWN Metal Packaging Canada Inc.	Canada
3079939 Nova Scotia Company/3079939 Compagnie de la Nouvelle Ecosse	Canada

France
CROWN Zeller France SAS	France
Societe de Participations CarnaudMetalbox SAS	France

Guarantors	Jurisdiction of Formation
CROWN Astra SAS	France
CROWN Polyflex SAS	France
CROWN Bevcan France SAS	France
CROWN Emballage France SAS	France
Crown Developpement SAS	France

Germany
CROWN Verpackungen Deutschland GmbH	Germany
Crown Bender GmbH	Germany
CROWN Nahrungsmitteldosen Deutschland GmbH	Germany
CROWN Verschlüsse Deutschland GmbH	Germany
CROWN Speciality Packaging Deutschland GmbH	Germany
CROWN Nahrungsmitteldosen GmbH	Germany
CROWN Zeller Deutschland GmbH	Germany
CROWN Raku GmbH	Germany
CROWN Zeller Engineering GmbH	Germany
Crown Cork & Seal Deutschland Holdings GmbH	Germany

Mexico
CROWN Envases Mexico, S.A. de C.V.	Mexico
CROWN Zeller Mexico, S.A. de C.V.	Mexico
Crown Mexican Holdings, S. de R.L. de C.V.	Mexico

Switzerland
Crown Obrist AG	Switzerland
CROWN Vogel AG	Switzerland

United Kingdom
Crown UK Holdings Limited	United Kingdom
CarnaudMetalbox Overseas Limited	United Kingdom
Crown Cork & Seal Finance PLC	United Kingdom
CROWN Packaging UK PLC	United Kingdom
CROWN UCP plc	United Kingdom
CarnaudMetalbox Engineering PLC	United Kingdom
CROWN Massmould Ltd.	United Kingdom
CROWN Speciality Packaging UK plc	United Kingdom

Guarantors	Jurisdiction of Formation
CarnaudMetalbox Group UK Limited	United Kingdom
CROWN Aerosols UK Limited	United Kingdom

SCHEDULE III

Non-Guarantor Subsidiaries	Jurisdiction of Formation
United States
Crownway Insurance Company	VT
Crown Cork & Seal Receivables (DE) Corporation	DE

Argentina
CROWN Packaging Argentina, S.A.	Argentina
CROWN Plastics Closures Argentina SA	Argentina

Bangladesh
Bangladesh Can Company Ltd. (33.33% owned by CarnaudMetalbox Overseas Limited)	Bangladesh

Barbados
CROWN Packaging Barbados Limited	Barbados

Belgium
CROWN Speciality Packaging België NV	Belgium
Eurocan Dranken NV	Belgium

Bermuda
Crown Swire Investment Company Limited	Bermuda
(51% owned by CROWN Asia Pacific Holdings Limited (Singapore))

British Virgin Islands
Jasmine Properties Limited	British Virgin Islands
Caribbean Capital Ltd.	British Virgin Islands
Shorelink Ltd.	British Virgin Islands

Bolivia
Fabrica Boliviana de Envases	Bolivia
(13.54% owned by Crown Cork & Seal Company, Inc.)

Brazil
Crown Brasil Holdings Ltda.	Brazil
CROWN Embalagens S.A.	Brazil
(50% owned by Crown Brasil Holdings Ltda)

Non-Guarantor Subsidiaries	Jurisdiction of Formation
CROWN Tampas da Amazonia S.A.	Brazil
PET HOLDING S.A. (50% owned by Crown Brasil Holdings Ltda)	Brazil
Crown Cromo Metal S.A.	Brazil
Crown Cork Tampas Plasticas, S.A.	Brazil
Petropar Embalagens, S.A.	Brazil
Aruma da Amazonia Ltda	Brazil

Canada
Continental Can Canada Inc.	Canada

Chile
Crown Holdings Chile S.A.	Chile
Inesa Crown S.A. (20% owned by Crown Holdings Chile S.A.)	Chile
Inesa - Crown Mini Holding S.A.
(20% owned by Crown Cork & Seal Company, Inc.)	Chile

China
Beijing CarnaudMetalbox Company Limited	China
CROWN Plastic Closures Jiangmen Limited	China
CROWN Plastic Closures Shanghai Limited	China
CarnaudMetalbox Huapeng (WUXI) Closures Co. Ltd.	China
(23% owned by CarnaudMetalbox Closures Asia Pacific PTE Ltd.)
CROWN Beverage Cans Huizhou Limited	China
(99% owned by CROWN Beverage Cans Hong Kong Limited)
CROWN Beverage Cans Shanghai Limited	China
(60% owned by CROWN Beverage Cans Hong Kong Limited)
CROWN Beverage Cans Beijing Ltd	China
(92.66% owned by CROWN Beverage Cans Hong Kong Limited)
Foshan Continental Can Co. Ltd. (50% owned by CROWN Beverage Cans Hong Kong Limited)	China
Foshan Crown Easy-Opening End Co. Ltd.	China
(50% owned by CROWN Beverage Cans Hong Kong Limited)

Non-Guarantor Subsidiaries	Jurisdiction of Formation
Colombia
Crown Colombiana, S.A.	Columbia
(50% owned by Crown Cork & Seal Company, Inc.)
Prodenvases Crown (39.7% owned by Crown Cork & Seal Company, Inc. and 4.3% owned by Foreign Manufacturers Finance Corporation)	Columbia

Costa Rica
CROWN Centro Americana, S.A.	Costa Rica

Cyprus
Packinvest Holdings Limited	Cyprus
(50% owned by CROWN Verpackungen Deutschland GmbH)

Denmark
Crown Cork Co. Scandinavia A/S	Denmark

East Africa
CarnaudMetalbox Senegal	Senegal
(75.59 % owned by Crown European Holdings SA)
CROWN SIEM	Ivory Coast
(85.2 % owned by Crown European Holdings SA)
Carnaud Maroc	Morocco
(68.12% owned by Crown European Holdings SA)
Light Metal Products SAL	Lebanon
(39% owned by Crown Verpakking Nederland NV (Netherlands))
CROWN Food Ghana Limited	Ghana
CROWN Ghana Limited	Ghana

France
Crown Cork & Seal Finance S.A.	France
CarnaudMetalbox Finance	France
Butimove	France
Reymond SARL	France
(75% owned by CROWN Astra SAS)

Non-Guarantor Subsidiaries	Jurisdiction of Formation
EOLE (87.2% owned by CROWN Emballage France SAS)	France
Carnaud Cofem Terradou	France
PP Industries	France
Societe de Participations CarnaudMetalbox Investments SAS	France
CMB SAS	France
CROWN Europe Group Services	France

Finland
CROWN Pakkus OY	Finland

Germany
Florin GmbH (29.53% owned by CROWN Verschlüsse Deutschland GmbH)	Germany

Greece
CROWN Hellas Can SA	Greece
(72.79% owned by Societe de Participations CarnaudMetalbox SAS (France) and 2.39% owned by Societe de Participations CarnaudMetalbox Investments SAS (France))

Guatemala
CROWN Guatemala, S.A.	Guatemala
CROWN Packaging Guatemala, S.A.	Guatemala

Hong Kong
CarnaudMetalbox Closures (Hong Kong) Limited	Hong Kong
(50% owned by CarnaudMetalbox Closures Asia Pacific PTE Limited (Singapore))
CROWN Beverage Cans Hong Kong Limited	Hong Kong
(55.43% owned by CROWN Asia Pacific Holdings Limited (Singapore))

Hungary
CROWN Magyarorszag Csomagoloipari KFT	Hungary
Constar International PET Hungaria KFT	Hungary
(67.5% owned by CROWN Verpakking Nederland NV)

Non-Guarantor Subsidiaries	Jurisdiction of Formation
Jamaica
CROWN Packaging Jamaica Limited	Jamaica

Indonesia
P.T. CROWN Closures Indonesia	Indonesia

Ireland
The Irish Crown Cork Company Limited	Ireland
Crown Cork & Seal (Ireland) Ltd.	Ireland
CROWN Packaging Ireland Ltd	Ireland

Italy
Faba Sirma spa	Italy
CROWN Bevcan Italia Srl	Italy
CROWN Risdon Italia Srl	Italy
FA.BA. SUD Spa	Italy
Baroni SRL	Italy
CROWN Beverage Plastics Italia Spa	Italy
CROWN Zeller Italia Spa	Italy
Costruzione Barattoli Metallici SPA (50% owned by FA.BA. SUD Spa)	Italy
CROWN Italcaps Srl	Italy
CROWN Aerosols Italia Srl	Italy
CROWN Italprint Spa	Italy
CROWN Italmeccanica Spa	Italy
CROWN Italy Finance srl	Italy

Luxembourg
Standfast Reinsurance S.A.	Luxembourg

Madagascar
CROWN Societe Malgache d’Emballages Metalliques (CROWN SMEM) (99.87% owned by Crown European Holdings SA)	Madagascar

Non-Guarantor Subsidiaries	Jurisdiction of Formation
Malaysia
CROWN Closures Malaysia Sdn Bhd	Malaysia
(60% owned by CROWN Asia Pacific Holdings Limited (Singapore))
CROWN Beverage Cans Malaysia Sdn Bhd	Malaysia
Zeller Plastik (Malaysia) Sdn Bhd	Malaysia
(28.5% owned by Zeller Plastik (S.E. Asia) PTE Ltd. (Singapore))
CarnaudMetalbox Packaging Sdn Bhd	Malaysia

Mexico
Constar Holding de Mexico, S.A. de C.V.	Mexico
CROWN Risdon Mexico, S. de R.L. de C.V.	Mexico

Middle East
NAFCEL (16% owned by CROWN Netherlands Investments BV)	Saudi Arabia
CROWN Emirates Company Limited	United Arab Emirates
(49% owned by Crown Cork & Seal Company, Inc.)
Continental Can of Saudi Arabia	Saudi Arabia
(40% owned by Crown Cork & Seal Company, Inc.)
Jeddah Beverage Can Making Co., Ltd.	Saudi Arabia
CROWN Middle East Can Co. Ltd.	Jordan
(45% owned by Crown Cork & Seal Company, Inc.)

Netherlands
CROWN Verpakking Nederland NV	Netherlands
Speciality Packaging Print NV	Netherlands
CROWN Speciality Packaging BV	Netherlands
Crown Netherlands Investments BV	Netherlands
CROWN Aerosols Nederland BV	Netherlands
CarnaudMetalbox Holdings BV	Netherlands

Panama
Massmetal (39.17% owned by CROWN Verpakking Nederland NV)	Panama

Non-Guarantor Subsidiaries	Jurisdiction of Formation
Philippines
CROWN Plastics Philippines, Inc.	Philippines

Poland
CROWN Plastics Polska Sp z.o.o.	Poland
CROWN Packaging Polska Sp z.o.o.	Poland
CROWN Fish Sp z.o.o.	Poland

Portugal
Crown Cork & Seal de Portugal Embalagens SA	Portugal
Ormis Combustiveis e Transportes de Mercadorias, LDA.	Portugal
Productos Alimentares Antonio Henrique Serrano, S.A.	Portugal
(1.15% owned by Crown Cork & Seal de Portugal Embalagens SA)
Montifer Fabricacao de Ferramentas, L.D.A.	Portugal
(60% owned by Crown Cork & Seal de Portugal Embalagens SA)
Ormis Embalagens dos Acores, SA (95% owned by Crown Cork & Seal de Portugal Embalagens SA)	Portugal
CarnaudMetalbox de Portugal Embalagens S.A.	Portugal

Romania
Crownpak SRL	Romania

Russia
Crown Cork Kuban	Russia
CROWN Plastics Rus	Russia

Singapore
CROWN Asia Pacific Holdings Limited	Singapore
CROWN Beverage Cans Singapore Pte. Ltd.	Singapore
Zeller Plastik (S.E. Asia) PTE Ltd.	Singapore
CarnaudMetalbox Closures Asia Pacific PTE Ltd.	Singapore

Non-Guarantor Subsidiaries	Jurisdiction of Formation
Slovakia
CROWN Packaging Slovakia, s.r.o.	Slovakia

South Africa
CarnaudMetalbox Food South Africa (Pty) Limited	South Africa

Spain
Ormis Embalajes Espana SA	Spain
Crown Cork de Espana, S.L.	Spain
(99.9% owned by CROWN Hellas Can SA (Greece)
Crown Cork Sevilla SL	Spain
Crown Cork Bebidas, S.L.	Spain
CROWN Embalajes Espana SL	Spain
Agrupacion Industrias Especiales S.A. (Agridesa)	Spain
(15.88% owned by CROWN Embalajes Espana SL)
Envases Metalicos Manlleu SA	Spain
(99.71% owned by CROWN Embalajes Espana SL)
Expansion Quimica des Ampurdan SA	Spain
(20% owned by CROWN Embalajes Espana SL)
Immorenta SA	Spain
CROWN Zeller Espana SA	Spain
La Artistica de Vigo, S.L.	Spain
Litografia La Artistica Carnaud SA	Spain

Switzerland
Crown Cork AG Switzerland	Switzerland

Thailand
ZPJK (Thailand) Co. Ltd.	Thailand
Interpack Business Limited	Thailand
CROWN Food Packaging (Thailand) Public Company Limited	Thailand
(95.44% owned by CROWN Asia Pacific Holdings Limited (Singapore) and 3.69% owned by CROWN Beverage Cans Singapore PTE Ltd. (Singapore))
CROWN Bevcan and Closures (Thailand) Company Limited (51% owned by CROWN Asia Pacific Holdings Ltd. and 49% owned by CROWN Food Packaging (Thailand) Public Company Limited)	Thailand
Pet Containers (Thailand) Ltd	Thailand

Non-Guarantor Subsidiaries	Jurisdiction of Formation

Trinidad
CROWN Packaging Trinidad Ltd.	Trinidad
CROWN Lithography Trinidad Ltd.	Trinidad

Tunisia
Pack Services	Tunisia
CROWN Maghreb Can Company (50% owned by CROWN Asia Pacific Holdings Limited)	Tunisia

Turkey
CROWN Bevcan Turkiye Ambalaj Sanayi Ve Ticaret	Turkey

United Kingdom
Alpine Crown Corks Ltd.	United Kingdom
CarnaudMetalbox Bevcan Limited	United Kingdom
CarnaudMetalbox Aerosols (UK) Limited	United Kingdom
Metal Box Employees’ Funds Trustee Limited	United Kingdom
Metal Box Life Funds Trustee Limited	United Kingdom
Metal Box Pension Trustees Limited	United Kingdom
CarnaudMetalbox Closures Limited	United Kingdom
Metalbox Limited	United Kingdom
Thomas Ashton Limited	United Kingdom
Can Makers Limited (8.5% owned by CROWN Packaging UK PLC)	United Kingdom
CMB Bottles and Closures Ltd.	United Kingdom
CMB Charities Limited	United Kingdom
Metgate Developments Limited	United Kingdom
Crown Cork & Seal Finance N°2 Plc	United Kingdom
John Crabtree Trust Fund	United Kingdom
Thomas Dowell Trust	United Kingdom

Uruguay
Copag Trading SA	Uruguay

Non-Guarantor Subsidiaries	Jurisdiction of Formation
Venezuela
Dominguez Continental SA	Venezuela
(40% owned by Crown Cork & Seal Company, Inc. and 56.53% owned by Dominguez & CIA Caracas, S.A.)
Dominguez & CIA Caracas, S.A. (10% owned by Crown Cork & Seal Company, Inc.)	Venezuela
Dominguez & Cia Valencia (100% owned by Dominguez & CIA Caracas, S.A.)	Venezuela
Envases Plasticos Dominguez SA (100% owned by Dominguez & CIA Caracas, S.A.)	Venezuela
Empaques Dominguez SA (100% owned by Dominguez & CIA Caracas, S.A.)	Venezuela

Vietnam
CROWN Beverage Cans Hanoi Limited (76.3% owned by Crown Swire Investment Company Limited (Bermuda))	Vietnam
CROWN Beverage Cans Saigon Limited (70% owned by CROWN Asia Pacific Holdings Limited)	Vietnam

EXHIBIT A

Selling Restrictions for Offers

and Sales Outside the United States

1. (a) The Securities have not been and will not be registered under the Act and may not be offered or sold (x) within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act and (y) outside the United States except in accordance with Regulation S under the Act. Each Initial Purchasers represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (the “distribution compliance period”), only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S.”

(b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Issuers.

(c) Terms used in this section have the meanings given to them by Regulation S.

A-1

2. Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and, prior to the expiry of six months from the closing of the offering of the Securities will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, whether as principal or agent, for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or Holdings.

3. Each Initial Purchaser represents and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, any Notes to the public in the Republic of France and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in the Republic of France the Final Memorandum or any other offering material relating to the Notes, and such offers, sales and distributions will be made in France only to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-1 and L.411-2 of the French Code Monétaire et Financier and Decree no. 98-880 dated 1 October 1998.

4. Each Initial Purchaser represents and agrees that it has not sold and will not sell any Securities, directly or indirectly, in or into Italy until the expiration (without any comments received) of 20 days after the filing by the Initial Purchasers of the notification pursuant to Article 129 of the Italian Banking Act.

A-2